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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 25, 1998


                    Planet Hollywood International, Inc.
           (Exact Name of Registrant as Specified in its Charter)


Delaware                  000-28230               59-3283783
(State or Other        (Commission File           (IRS Employer
Jurisdiction of            Number)                Identification
Incorporation)                                    Number)


                           8669 Commodity Circle
                             Orlando, FL 32819
                  (Address of Principal Executive Office)

Registrant's telephone number, including area code:  (407) 363-7827


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Item 5. Other Events

          Planet Hollywood International, Inc. ("PHII") has completed the offering (the "Offering") of $250 million aggregate principal amount of its 12% senior subordinated notes due 2005 in an unregistered distribution pursuant to Rule 144A of the Securities Act of 1933.

          A copy of the press release issued by PHII on March 26, 1998 with respect to the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

          (c) Exhibits


           Exhibit No.                      Description
              99.1              Press Release dated March 26, 1998




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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Planet Hollywood International, Inc.,



                              By:   /s/ Thomas Avallone
                                 -----------------------------
                                 Executive Vice President and Chief
                                 Financial Officer

March 9, 1998

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                               EXHIBIT INDEX

Exhibit No.              Description of Exhibit

 99.1                    Press Release dated March 26, 1998


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                                                               Exhibit 99.1



          Orlando, FL, March 26, 1998 -- Planet Hollywood International, Inc. (NYSE: PHL) announced today that it has completed the private offering in a distribution pursuant to Rule 144A under the Securities Act of 1933 of $250 million principal amount its 12% senior subordinated notes due 2005. The net proceeds of the offering are anticipated to be used for capital expenditures associated with new strategic ventures in the consumer products, lodging, gaming and movie exhibition sectors and the construction of additional theme restaurants and for the repayment of outstanding bank borrowings and general corporate purposes.

          The notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.